UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 3, 2007
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)
(281) 719-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Repros Therapeutics Inc. (the “Company”) announced today that its management will hold a conference call to discuss the Company’s future product clinical development plans for Proellex in the treatment of uterine fibroid-induced anemia, uterine fibroids and endometriosis, and to answer investor questions. The call will be held at 12:00 p.m. Eastern Time on December 4, 2007. Investors can access the call by dialing 866-322-1159 (within North America) or 416-640-3404 (International).
Item 8.01. Other Information
     The Company today announced the outcome of its Type B meeting held with the Food and Drug Administration (“FDA”) on November 30, 2007. The purpose of this meeting was to review results from the clinical trials of Proellex® conducted to date and to discuss the initiation of Phase 3 studies.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.
Item 9.01. Financial Statements and Exhibits
     c. Exhibits

Exhibit
Number	Description

99.1	Press Release dated December 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: December 4, 2007
	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 3, 2007